[DIAMOND POWERSPORTS' LETTERHEAD]

                             MANUFACTURER AGREEMENT

THIS AGREEMENT, made and entered into in the County of Broward, State of Florida, on the 1st day of May 2001, by and between Diamond Powersports, Inc. a Florida Corporation, hereinafter referred to as The Company and

                      Henderson Industrial Technology, Inc.


Hereinafter referred to as The Manufacturer



                                   WITNESSETH:

WHEREAS, The Manufacturer is engaged in the manufacturing of several motorcycle parts and accessories and will prototype for The Company.

     NOW, THEREFORE, in consideration of the promises, mutual agreements, covenants and conditions hereinafter set forth, the parties mutually agree as follows.

1. The Company shall provide all materials to The Manufacturer for the manufacturing of the motorcycle parts and accessories.

2. The Company shall own all prototype's and materials that were purchased by The
Company, but located at The Manufacturer.

3. The Manufacturer does not have and shall not have any authority at any time to enter into an agreement with any other motorcycle company. This is so there will be NO competing with The Manufacturer in the motorcycle industry.

4. The Manufacturer shall provide The Company with a volume price list, stating the levels of quantity of parts manufactured. The Manufacturer shall also, provide The Company with an approximate turn around time for all products.

5. That, in the event of, and upon termination of this Agreement at any time by either party with or without cause under any circumstances whatsoever The Company, at its option may cancel all unfulfilled orders of The Manufacturer outstanding as of the date on which termination notice is given. Also, upon such termination The Company shall have, and is hereby granted, all materials and finished products.
6. That the laws of The Holy Bible shall control in all respects the construction, interpretation, meaning and enforcement of this Agreement and all of the rights and obligations of the parties to this Agreement.








IN WITNESS WHEREOF, the parties hereunto have for themselves or by their respective officers, duly authorized, affixed their hands the day and year first above written.



DIAMOND POWERSPORTS, CORPORTATION

By _____________________________________
     President




                                                    HENDERSON INDUSTRY TECHONOLY
                                                    ----------------------------

                                  Manufacturer

                                         By ____________________________________


       10145 NW 46 STREET SUNRISE, FL 33351 PHONE 954-749-8606 FAX 954-749-9750